                                                                    EXHIBIT 3.25

                CERTIFICATE OF AMENDED ARTICLES OF INCORPORATION
                                 BY SHAREHOLDERS
                       TO THE ARTICLES OF INCORPORATION OF
                          FLUID REGULATORS CORPORATION

         Jack D. Hoye, who is President, and Michael A. Cencula, who is Secretary of the above named Ohio corporation (herein called the "Corporation"), for profit, with its principal location at Painsville, Ohio, do hereby certify that: in a writing signed by all of the shareholders who would be entitled to notice of a meeting held for that purpose, the following resolutions to amend the Articles were adopted:

                  RESOLVED that the Corporation is hereby authorized and directed to amend and supersede its existing Articles of Incorporation by adopting Amended and Restated Articles of Incorporation as are set forth on Exhibit A (attached hereto and incorporated herein by reference) and which supersede the Corporation's existing Articles of Incorporation.

                  RESOLVED, FURTHER, that the appropriate Corporate Officers are authorized and directed to sign and to file (or cause to be filed) a Certificate of Amendment to the Articles of Incorporation of the Corporation with the Secretary of State of Ohio.

         IN WITNESS WHEREOF, the above named officers, acting for and on behalf of the Corporation, have hereto subscribed their names this 18th day of April, 1988.

                                         FLUID REGULATORS CORPORATION

                                         By:          /s/ JACK D. HOYE
                                            ------------------------------------
                                                Jack D. Hoye, President

                                         By:          /s/ MICHAEL A. CENCULA
                                            ------------------------------------
                                                Michael A. Cencula, Secretary

                                    EXHIBIT A

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                          FLUID REGULATORS CORPORATION

         Pursuant to Section 1701.69, 1701.71, and 1701.72 of the Ohio Revised Code, these Amended and Restated Articles of Incorporation of Fluid Regulators Corporation (herein called the "Corporation") hereby supersede the Corporation's existing Articles of Incorporation and shall read as follows:

         FIRST. The name of said corporation shall be Fluid Regulators Corporation.

         SECOND. The place in Ohio where its principal office is to be located is Painesville, Lake County.

         THIRD. The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be formed under Sections 1701.01 through 1701.98, inclusive, of the Ohio Revised Code.

         FOURTH. The number of shares of stock which the Corporation is authorized to have outstanding is Five Thousand Five Hundred (5,500).

         FIFTH. By action of its Board of Directors without prior approval of the Shareholders, the Corporation may purchase or redeem shares of any class of stock issued by the Corporation.

         SIXTH. The Corporation may redeem and purchase shares of any class of stock issued by the Corporation in accordance with such terms and conditions as the Corporation and the applicable Shareholder(s) determine through a stock redemption agreement or any other written or oral agreement.